EXHIBIT 23.2

CONSENT OF INDEPENDENT RESERVE ENGINEERS

We hereby consent to the incorporation by reference in this Form S-3 Registration Statement of Transmeridian Exploration Incorporated (the “Company”) and to references to this firm of the Company’s estimated proved reserves in this Registration Statement.

Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
August 18, 2005